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                                                                    Exhibit 99.2


MARKLAND TECHNOLOGIES COMPLETES APPROXIMATELY $5.5 MILLION IN ADDITIONAL EQUITY FINANCING; FINANCING PROCEEDS TO BE UTILIZED TO FACILITATE FUTURE ASSET ACQUISITIONS


RIDGEFIELD, Conn.--(BUSINESS WIRE)--May 3, 2004--Markland Technologies, Inc.(NASDAQ-OTCBB:MRKL) (OTCBB:MRKL http://www.marklandtech.com), an integrated homeland security company announced today that it has raised approximately $5.5 million in new capital through private placements of its equity securities. The company sold approximately 6.9 million shares of common stock at $0.80 and redeemable warrants to purchase an additional 6.9 million shares of common stock with an exercise price of $1.50 per share in this financing.


The company previously announced two other private placements of $2 million and $4.2 million. The number of outstanding shares of common stock (primary) after the completion of all recent financing transactions is approximately 26.6 million shares. This number of outstanding shares does not include shares issuable upon the exercise of warrants, or upon conversion of other convertible securities. The company has outstanding a total of 19,286 shares of its Series D Convertible Preferred Stock. Each share of Series D Convertible Preferred Stock is convertible into $1,000 worth of common stock at a discount to the prevailing market price.


The company intends to use the proceeds of these financings for working capital and possible acquisitions of Homeland security companies and technologies. Two of the company's goals are to acquire revenues through acquisitions and have its common shares traded on a national market. The company believes it has greatly improved its financial position over the last few months.


About Markland Technologies(NASDAQ-OTCBB:MRKL)


Markland Technologies, Inc(NASDAQ-OTCBB:MRKL) is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets. The Company is a Board member of the Homeland Security Industries Association (http://www.hsianet.org).


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"Forward-Looking Statements"


Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies(NASDAQ-OTCBB:MRKL) officials during presentations about Markland Technologies(NASDAQ-OTCBB:MRKL) , are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies(NASDAQ-OTCBB:MRKL) , its products, economic and market factors and the industries in which Markland Technologies(NASDAQ-OTCBB:MRKL) does business, among other things. These statements are not guarantees of future performance and Markland Technologies(NASDAQ-OTCBB:MRKL) has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies(NASDAQ-OTCBB:MRKL) filings with the Securities and Exchange Commission.


    For full details, click here:
http://www.investorideas.com/Companies/MarklandTech/NewsReleases.asp



    CONTACT: Markland Technologies(NASDAQ-OTCBB:MRKL)
            http://www.marklandtech.com
                 or
             ECON Investor Relations, Inc.
             Dawn Van Zant, 866-730-1151
             dvanzant@investorideas.com
                 or
             Trevor Ruehs
             truehs@investorideas.com

    SOURCE: Markland Technologies(NASDAQ-OTCBB:MRKL)